EXHIBIT 99.1

QCR Holdings, Inc. Announces Net Income of $4.2 Million for the First Quarter of 2015

MOLINE, Ill., April 22, 2015 (GLOBE NEWSWIRE) -- QCR Holdings, Inc. (Nasdaq:QCRH) today announced net income of $4.2 million for the quarter ended March 31, 2015, and diluted earnings per common share ("EPS") of $0.52. By comparison, for the quarter ended December 31, 2014, the Company reported net income of $3.0 million, and diluted EPS of $0.37. As a result of the redemption of all of the Company's remaining outstanding shares of preferred stock in the second quarter of 2014, neither quarter included preferred stock dividends. For the first quarter of 2014, the Company reported net income of $3.9 million, and diluted EPS of $0.40, after preferred stock dividends of $708 thousand.

"We are pleased with the improvement in earnings this quarter and feel positive about trends in performance and asset quality measurements," said Doug Hultquist, President and Chief Executive Officer. He added, "Increased earnings this quarter were aided by a decrease in provision for loan losses, as asset quality rebounded from 2014 levels. In addition, noninterest income increased 7% over the prior quarter and 32% over the prior year. We continue to focus on growing recurring revenue streams, while also taking advantage of market opportunities that were a result of the low interest rate environment in the first quarter. Most notably, we continued to execute on our asset rotation strategy and sold low-yielding investment securities at net gains, while utilizing the sales proceeds to fund loans at a higher yield."

Net Interest Margin Expanded 5 Basis Points from Prior Quarter
And 14 Basis Points Compared to First Quarter of 2014

Net interest income totaled $17.8 million for the quarter ended March 31, 2015. By comparison, net interest income totaled $17.8 million and $16.8 million for the quarters ended December 31, 2014 and March 31, 2014, respectively. Net interest income increased $933 thousand, or 6%, compared to the same quarter of 2014.

"The current period represents the fifth consecutive quarter of net interest margin expansion, as our margin increased five basis points to 3.25%," stated Mr. Hultquist. He added, "This is primarily the result of our strategy to redeploy funds from the securities portfolio into loans and leases, with a goal of growing loans and leases to more than 70% of total assets. We are making steady progress toward this goal, as total loans and leases as a percentage of total assets increased from 65% in the prior quarter to 66% in the current quarter. Additionally, we are focused on improving our funding mix through further growth in noninterest bearing deposits and reductions in high-cost wholesale funding. We believe that continued execution of these strategies will help us move closer to our targeted return on assets of 1.00%."

Loan and Lease Growth of $24.4 Million, or 1.5%, in the Current Quarter

During the first quarter of 2015, the Company's total assets decreased $33.3 million, or 1%, to a total of $2.49 billion, while total loans and leases grew $24.4 million, or 1.5%, during the quarter. The loan and lease growth was funded by securities sales and deposit growth. Deposits grew $54.6 million, or more than 3%, during the quarter. Excess cash was also used to pay down borrowings, consisting mostly of federal funds purchased, which decreased $93.2 million, or 14%, during the quarter.

"We had modest loan and lease growth in the first quarter of 2015, with growth of $24.4 million, or 1.5%," commented Todd A. Gipple, Executive Vice President, Chief Operating Officer, and Chief Financial Officer. "Although this rate of growth does not result in the 10-12% annualized growth rate that we'd like to see, this slower pace of loan growth was expected given the significant growth the Company reported in the fourth quarter of 2014. The loan pipelines are active and while competition remains fierce in all of the markets we serve, we expect to return to a more normal annualized growth rate for the remainder of the year."

"Swap fee income was strong this quarter at $726 thousand," said Mr. Gipple. "The current low interest rate environment has been ideal for the execution of several interest rate swaps on select commercial loans. These transactions are favorable for all parties involved, as our customers receive the long-term, fixed rate loan that they prefer, while we hold a variable rate loan, helping to mitigate interest rate risk in rising rate scenarios. We also receive an upfront fee related to these transactions. We plan to continue executing these types of transactions, in addition to the sale of government guaranteed loans, as they both provide unique solutions for our customers' needs."

Nonperforming Assets Decreased $2.9 Million, or 9%, During the First Quarter

Nonperforming loans and leases at March 31, 2015 were $16.5 million, which were down $3.6 million, or 18%, from December 31, 2014. In addition, the ratio of nonperforming assets ("NPAs") to total assets was 1.21% at March 31, 2015, which was down from 1.31% at December 31, 2014.

 "Our nonperforming assets metrics showed strong improvement this quarter, mostly due to payoffs or improved performance of nonaccrual loans, and there were no significant additions," stated Mr. Gipple. "We have historically demonstrated better-than-peer asset quality metrics, with respect to NPAs as a percentage of total assets and charge-offs as a percentage of average loans, both during and subsequent to the credit crisis, and we are focused on reducing our NPAs as a percentage of total assets to less than 1.00% as quickly as possible."

The Company's provision for loan/lease losses totaled $1.7 million for the first quarter of 2015, which was down $1.9 million from the prior quarter, and up $616 thousand compared to the first quarter of 2014. The Company had net charge-offs of $901 thousand for the first quarter of 2015 which, when coupled with the provision of $1.7 million, increased the Company's allowance for loan/lease losses ("allowance") to $23.9 million at March 31, 2015. As of March 31, 2015, the Company's allowance to total loans/leases was 1.44%, which was up from 1.42% at December 31, 2014, and down from 1.52% at March 31, 2014. In accordance with generally accepted accounting principles for acquisition accounting, the loans acquired through the acquisition of Community National Bank ("CNB") in May 2013 were recorded at market value; therefore, there was no allowance associated with CNB's loans at acquisition. Management continues to evaluate the allowance needed on the acquired CNB loans, factoring in the net remaining discount ($1.1 million at March 31, 2015) originally established upon acquisition. The Company's allowance to total nonperforming loans/leases was 144% at March 31, 2015, which was up from 115% at December 31, 2014, and up from 122% at March 31, 2014.

Capital Levels Remain Strong
Tangible Common Equity Ratio and Tangible Book Value Continue to Grow

Mr. Gipple stated, "In addition to fully converting or redeeming all of our preferred equity and eliminating our preferred dividend commitment in the second quarter of 2014, we continue to demonstrate our ability to organically grow our tangible common equity ("TCE") ratio.  The Company's TCE ratio, which remains low relative to the Company's peers, has grown since December of 2013 from 4.71% to 5.88%, while at the same time, tangible book value has increased from $14.29 per share to $18.29 per share." He continued, "We and our subsidiary banks continue to maintain capital at levels above the existing well-capitalized minimum requirements administered by the federal regulatory agencies.  Our capital plan is also consistent with the requirements of the new regulatory capital guidelines that are effective for the reporting period ending March 31, 2015 under Basel III."

As previously announced, on June 30, 2014, the Company filed a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission ("SEC").  This registration statement, declared effective by the SEC on July 14, 2014, will allow the Company to issue various types of securities, from time to time, up to an aggregate amount of $75.0 million.  The specific terms and prices of the securities will be determined at the time of any future offering and described in a separate prospectus supplement, which would be filed with the SEC at the time of the particular offering, if any.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company, which serves the Quad City, Cedar Rapids, and Rockford communities through its wholly owned subsidiary banks. Quad City Bank & Trust Company, which is based in Bettendorf, Iowa, and commenced operations in 1994, Cedar Rapids Bank & Trust Company, which is based in Cedar Rapids, Iowa, and commenced operations in 2001, and Rockford Bank & Trust Company, which is based in Rockford, Illinois, and commenced operations in 2005, provide full-service commercial and consumer banking and trust and asset management services. Quad City Bank & Trust Company also engages in commercial leasing through its wholly owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin. With the acquisition of Community National Bancorporation on May 13, 2013, the Company now serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," "suggest," "appear," "plan," "intend," "estimate," "annualize," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business, including Basel III, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations issued thereunder; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the integration of acquired entities, including CNB; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x)  unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the SEC.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
	As of
	March 31,		December 31,		March 31,
	2015		2014		2014
	(dollars in thousands, except share data)
CONDENSED BALANCE SHEET	Amount	%	Amount	%	Amount	%
Cash, federal funds sold, and interest-bearing deposits	$ 76,292	3%	$ 120,350	5%	$ 111,403	5%
Securities	637,404	26%	651,539	26%	707,107	29%
Net loans/leases	1,630,568	65%	1,606,929	64%	1,469,926	61%
Core deposit intangible	1,621	0%	1,671	0%	1,821	0%
Goodwill	3,223	0%	3,223	0%	3,223	0%
Other assets	142,551	6%	141,246	5%	132,839	5%
Total assets	$ 2,491,659	100%	$ 2,524,958	100%	$ 2,426,319	100%

Total deposits	$ 1,734,269	70%	$ 1,679,668	67%	$ 1,671,893	69%
Total borrowings	569,404	23%	662,558	26%	583,843	24%
Other liabilities	36,990	1%	38,653	1%	29,226	1%
Total stockholders' equity	150,996	6%	144,079	6%	141,357	6%
Total liabilities and stockholders' equity	$ 2,491,659	100%	$ 2,524,958	100%	$ 2,426,319	100%

SELECTED INFORMATION FOR COMMON STOCKHOLDERS' EQUITY
Common stockholders' equity *	$ 150,996		$ 144,079		$ 126,533
Common shares outstanding	7,991,794		7,953,197		7,917,362
Book value per common share *	$ 18.89		$ 18.12		$ 15.98
Tangible book value per common share **	$ 18.29		$ 17.50		$ 15.34
Closing stock price	$ 17.85		$ 17.86		$ 17.16
Market capitalization	$ 142,654		$ 142,044		$ 135,862
Market price / book value	94.48%		98.59%		107.37%
Market price / tangible book value	97.61%		102.05%		111.84%
Tangible common equity *** / total tangible assets (TCE/TA)	5.88%		5.52%		5.02%
TCE/TA excluding accumulated other comprehensive income (loss)	5.87%		5.60%		5.36%

REGULATORY CAPITAL RATIOS:
Total risk-based capital ratio	10.41%	****	10.91%		12.03%
Tier 1 risk-based capital ratio	9.11%	****	9.52%		10.61%
Tier 1 leverage capital ratio	7.20%	****	7.62%		7.49%
Common Equity Tier 1 ratio	7.33%	****	N/A		N/A

			For the quarter ended March 31,
CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY			2015		2014
Beginning balance			$ 144,079		$ 147,577
Net income			4,178		3,889
Other comprehensive income, net of tax			2,221		5,231
Preferred and common cash dividends declared			--		(708)
Redemption of 15,000 shares of Series F Preferred Stock			--		(15,000)
Other *****			518		368
Ending balance			$ 150,996		$ 141,357

			For the quarter ended March 31,
ROLLFORWARD OF ALLOWANCE FOR LOAN/LEASE LOSSES			2015		2014
Beginning balance			$ 23,074		$ 21,448
Provision charged to expense			1,710		1,094
Loans/leases charged off			(1,107)		(79)
Recoveries on loans/leases previously charged off			206		190
Ending balance			$ 23,883		$ 22,653

* Includes accumulated other comprehensive income (loss).
**Includes accumulated other comprehensive income (loss) and excludes intangible assets.
***Tangible common equity is defined as total common stockholders' equity excluding goodwill and other intangibles. This ratio is a non-GAAP financial measure. The Company's management believes that this measure is important to many investors in the marketplace who are interested in changes period-to-period in common equity exclusive of changes in intangible assets.
****Subject to change upon final calculation for regulatory filings due after earnings release.
*****Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
	As of
	March 31,		December 31,		March 31,
	2015		2014		2014
	(dollars in thousands)
ANALYSIS OF LOAN DATA	Amount	%	Amount	%	Amount	%
Nonaccrual loans/leases	$ 14,529	48%	$ 18,588	56%	$ 17,653	62%
Accruing loans/leases past due 90 days or more	668	2%	93	0%	5	0%
Troubled debt restructures - accruing	1,348	5%	1,421	5%	974	3%
Total nonperforming loans/leases	16,545	55%	20,102	61%	18,632	65%
Other real estate owned	13,245	44%	12,768	39%	9,675	34%
Other repossessed assets	326	1%	155	0%	252	1%
Total nonperforming assets	$ 30,116	100%	$ 33,025	100%	$ 28,559	100%

Net charge-offs - calendar year-to-date	$ 901		$ 5,181		$ (111)

Loan/lease mix:
Commercial and industrial loans	$ 534,885	32%	$ 523,927	32%	$ 442,350	30%
Commercial real estate loans	709,682	43%	702,140	43%	679,228	46%
Direct financing leases	167,244	10%	166,032	10%	139,994	9%
Residential real estate loans	163,740	10%	158,633	10%	148,950	10%
Installment and other consumer loans	71,902	5%	72,607	5%	76,810	5%
Deferred loan/lease origination costs, net of fees	6,998	0%	6,664	0%	5,247	0%
Total loans/leases	$ 1,654,451	100%	$ 1,630,003	100%	$ 1,492,579	100%
Less allowance for estimated losses on loans/leases	23,883		23,074		22,653
Net loans/leases	$ 1,630,568		$ 1,606,929		$ 1,469,926

ANALYSIS OF SECURITIES DATA
Securities mix:
U.S. government sponsored agency securities	$ 299,180	47%	$ 307,869	47%	$ 350,338	50%
Municipal securities	243,810	38%	229,230	35%	195,655	28%
Residential mortgage-backed and related securities	91,363	14%	111,423	17%	158,119	22%
Other securities	3,051	1%	3,017	1%	2,995	0%
Total securities	$ 637,404	100%	$ 651,539	100%	$ 707,107	100%

ANALYSIS OF DEPOSIT DATA
Deposit mix:
Noninterest-bearing demand deposits	$ 582,510	34%	$ 511,992	31%	$ 579,110	34%
Interest-bearing demand deposits	804,351	46%	792,052	47%	715,527	43%
Time deposits	279,660	16%	306,364	18%	297,874	18%
Brokered time deposits	67,748	4%	69,260	4%	79,382	5%
Total deposits	$ 1,734,269	100%	$ 1,679,668	100%	$ 1,671,893	100%

ANALYSIS OF BORROWINGS DATA
Borrowings mix:
FHLB advances	$ 196,500	35%	$ 203,500	31%	$ 235,700	40%
Wholesale structured repurchase agreements	130,000	23%	130,000	19%	130,000	22%
Customer repurchase agreements	150,796	26%	137,252	21%	136,649	24%
Federal funds purchased	32,540	6%	131,100	20%	28,920	5%
Junior subordinated debentures	40,458	7%	40,424	6%	40,323	7%
Other	19,110	3%	20,282	3%	12,251	2%
Total borrowings	$ 569,404	100%	$ 662,558	100%	$ 583,843	100%

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
	For the Quarter Ended
	March 31,		December 31,		March 31,
	2015		2014		2014
	(dollars in thousands, except per share data)
CONDENSED INCOME STATEMENT
Interest income	$ 21,902		$ 22,028		$ 21,035
Interest expense	4,120		4,247		4,186
Net interest income	17,782		17,781		16,849
Provision for loan/lease losses	1,710		3,648		1,094
Net interest income after provision for loan/lease losses	16,072		14,133		15,755
Noninterest income	6,250		5,839		4,747
Noninterest expense	17,233		16,635		16,141
Net income before taxes	5,089		3,337		4,361
Income tax expense	911		344		472
Net income	$ 4,178		$ 2,993		$ 3,889
Less: Preferred stock dividends	--		--		708
Net income attributable to QCR Holdings, Inc. common stockholders	$ 4,178		$ 2,993		$ 3,181

Earnings per common share:
Basic	$ 0.52		$ 0.38		$ 0.40
Diluted	$ 0.52		$ 0.37		$ 0.40

Earnings per common share (basic) LTM *	$ 1.87		$ 1.75		$ 2.03

Weighted average common shares outstanding	7,975,910		7,943,275		7,901,035
Weighted average common and common equivalent shares outstanding	8,097,444		8,073,386		8,030,043

AVERAGE BALANCES
Assets	$ 2,506,497		$ 2,487,698		$ 2,434,158
Loans/leases	$ 1,635,705		$ 1,604,928		$ 1,465,061
Deposits	$ 1,747,205		$ 1,747,249		$ 1,683,216
Total stockholders' equity	$ 148,139		$ 141,942		$ 150,063
Common stockholders' equity	$ 148,139		$ 141,942		$ 122,143

KEY PERFORMANCE RATIOS
Return on average assets (annualized) ***	0.67%		0.48%		0.64%
Return on average common equity (annualized) **	11.28%		8.43%		10.42%
Return on average total equity (annualized) ***	11.28%		8.43%		10.37%
Price earnings ratio LTM *	9.55	x	10.21	x	8.45	x
Net interest margin (TEY)	3.25%		3.20%		3.11%
Nonperforming assets / total assets	1.21%		1.31%		1.18%
Net charge-offs / average loans/leases	0.06%		0.21%		-0.01%
Allowance / total loans/leases ****	1.44%		1.42%		1.52%
Allowance / nonperforming loans ****	144.35%		114.78%		121.58%
Efficiency ratio	71.71%		70.43%		74.74%
Full-time equivalent employees	411		409		403

*LTM: Last twelve months.
**The numerator for this ratio is "Net income attributable to QCR Holdings, Inc. common stockholders".
***The numerator for this ratio is "Net income".
****Upon acquisition per GAAP, the acquired loans are recorded at market value which eliminated the allowance and impacts these ratios.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	March 31, 2015			December 31, 2014			March 31, 2014

	Average	Interest	Average Yield	Average	Interest	Average Yield	Average	Interest	Average Yield
	Balance	Earned or Paid	or Cost	Balance	Earned or Paid	or Cost	Balance	Earned or Paid	or Cost

	(dollars in thousands)

Securities *	$ 625,834	$ 4,492	2.91%	$ 657,092	$ 4,616	2.79%	$ 722,220	$ 4,655	2.61%
Loans *	1,635,705	18,304	4.54%	1,604,928	18,351	4.54%	1,465,061	16,968	4.70%
Other	99,604	223	0.91%	86,218	209	0.96%	116,620	223	0.78%
Total earning assets *	$ 2,361,143	$ 23,019	3.95%	$ 2,348,238	$ 23,176	3.92%	$ 2,303,901	$ 21,846	3.85%

Deposits	$ 1,161,715	$ 1,072	0.37%	$ 1,166,884	$ 1,137	0.39%	$ 1,097,775	$ 1,102	0.41%
Borrowings	576,845	3,047	2.14%	561,955	3,110	2.20%	567,239	3,084	2.20%
Total interest-bearing liabilities	$ 1,738,560	$ 4,119	0.96%	$ 1,728,839	$ 4,247	0.97%	$ 1,665,014	4,186	1.02%

Net interest income / spread *		$ 18,900	2.99%		$ 18,929	2.95%		$ 17,660	2.83%
Net interest margin *			3.25%			3.20%			3.11%

* Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period presented.

			For the Quarter Ended
			March 31,		December 31,		March 31,
			2015		2014		2014
ANALYSIS OF NONINTEREST INCOME			(dollars in thousands)

Trust department fees			$ 1,633		$ 1,415		$ 1,500
Investment advisory and management fees			710		711		649
Deposit service fees			1,117		1,177		1,046
Gain on sales of residential real estate loans			86		144		63
Gain on sales of government guaranteed portions of loans			71		1,180		194
Earnings on cash surrender value of life insurance			479		445		454
Swap fee income			726		93		62
Debit card fees			238		219		231
Correspondent banking fees			320		318		232
Participation service fees on commercial loan participations			222		222		206
Losses on other real estate owned, net			(29)		(333)		(18)
Securities gains			421		52		21
Other			256		196		107
Total noninterest income			$ 6,250		$ 5,839		$ 4,747

ANALYSIS OF NONINTEREST EXPENSE
Salaries and employee benefits			$ 11,034		$ 10,038		$ 10,018
Occupancy and equipment expense			1,794		1,846		1,894
Professional and data processing fees			1,471		1,673		1,584
FDIC and other insurance			719		773		715
Loan/lease expense			467		403		346
Advertising and marketing			418		591		338
Postage and telephone			249		235		291
Stationery and supplies			143		144		152
Bank service charges			337		332		298
Other			601		600		505
Total noninterest expense			$ 17,233		$ 16,635		$ 16,141

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended
	March 31,	December 31,	March 31,
SELECT FINANCIAL DATA - SUBSIDIARIES	2015	2014	2014
	(dollars in thousands)

TOTAL ASSETS

Quad City Bank and Trust*	$ 1,268,169	$ 1,320,684	$ 1,269,106
m2 Lease Funds, LLC	183,217	178,016	146,440
Cedar Rapids Bank and Trust	855,417	840,332	819,180
Rockford Bank and Trust	354,994	353,448	346,365

TOTAL DEPOSITS

Quad City Bank and Trust*	$ 846,090	$ 813,805	$ 871,129
Cedar Rapids Bank and Trust	648,412	636,718	563,350
Rockford Bank and Trust	242,669	234,201	240,048

TOTAL LOANS & LEASES

Quad City Bank and Trust*	$ 790,442	$ 783,486	$ 700,882
m2 Lease Funds, LLC	182,413	177,444	145,342
Cedar Rapids Bank and Trust	589,345	576,322	534,502
Rockford Bank and Trust	276,077	271,658	258,804

TOTAL LOANS & LEASES / TOTAL ASSETS

Quad City Bank and Trust*	62%	59%	55%
Cedar Rapids Bank and Trust	69%	69%	65%
Rockford Bank and Trust	78%	77%	75%

ALLOWANCE AS A PERCENTAGE OF LOANS/LEASES

Quad City Bank and Trust*	1.45%	1.41%	1.41%
m2 Lease Funds, LLC	1.90%	1.94%	1.94%
Cedar Rapids Bank and Trust	1.44%	1.37%	1.63%
Rockford Bank and Trust	1.44%	1.51%	1.56%

ALLOWANCE AS A PERCENTAGE NONPERFORMING LOANS/LEASES

Quad City Bank and Trust*	93.86%	83.68%	119.79%
m2 Lease Funds, LLC	308.10%	257.13%	213.47%
Cedar Rapids Bank and Trust	350.23%	197.42%	167.59%
Rockford Bank and Trust	205.05%	143.36%	78.25%

NET INCOME

Quad City Bank and Trust*	$ 2,975	$ 1,972	$ 2,759
m2 Lease Funds, LLC**	651	328	620
Cedar Rapids Bank and Trust	2,169	2,101	2,059
Rockford Bank and Trust	465	323	389

RETURN ON AVERAGE ASSETS

Quad City Bank and Trust*	0.93%	0.60%	0.87%
Cedar Rapids Bank and Trust	1.03%	0.99%	1.04%
Rockford Bank and Trust	0.54%	0.36%	0.46%

NET INTEREST MARGIN PERCENTAGE***

Quad City Bank and Trust*	3.11%	3.07%	2.99%
Cedar Rapids Bank and Trust	3.62%	3.58%	3.48%
Rockford Bank and Trust	3.44%	3.34%	3.29%

* Quad City Bank and Trust figures include m2 Lease Funds, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Lease Funds, LLC is also presented separately for certain (applicable) measurements.
** m2 Lease Funds, LLC net income is post-tax, using an estimated effective tax rate of 35%.
*** Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period presented.

CONTACT: Todd A. Gipple
         Executive Vice President
         Chief Operating Officer
         Chief Financial Officer
         (309) 743-7745